UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report:  August 1, 2008

MIDDLESEX WATER COMPANY
(Exact name of registrant as specified in its charter)

NEW JERSEY	0-422	22-1114430
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1500 RONSON ROAD, P.O. BOX 1500, ISELIN, NEW JERSEY 08830
(Address of principal executive offices, including zip code)

(732)-634-1500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment on Form 8-K/A amends Middlesex Water Company’s Current Report on Form 8-K filed August 6, 2008, to include the requisite information under Item 4.02.

Item. 2.02 Results of Operations and Financial Condition
Announcement of Middlesex Water Company second quarter 2008 earnings as set forth in the attached press release.

Item 4.02 (a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On August 1, 2008 and subsequent to the issuance of the Company’s Form 10-Q for the quarterly period ended March 31, 2008, the Chief Executive Officer and Chief Financial Officer determined that the previously filed unaudited Condensed Consolidated Balance Sheets and Condensed Consolidated Statement of Capital Stock and Long-term Debt should not be relied on and needed to be restated. The restatement is necessary to reflect a reduction in Long-term Debt and a corresponding increase in the Current Portion of Long-term Debt due to the February 1, 2009 maturity date of the Company’s First Mortgage Bond Series U being less than one year from the date of the filed financial statements.  The Chief Executive Officer and Chief Financial Officer have discussed with Beard Miller Company LLP, independent accountant, the matters disclosed in this filing. The Chief Executive Officer and Chief Financial Officer also promptly met with the Company’s Audit Committee and the representative from Beard Miller Company LLP to inform the Audit Committee of the determination to file the restatement and their conclusion that the previously filed unaudited Condensed Consolidated Balance Sheets and Condensed Consolidated Statement of Capital Stock and Long-term Debt should no longer be relied upon.

Item 9.01 Financial Statements and Exhibits.
Income statement for second quarter 2008 filed as an exhibit.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned hereunto duly authorized.

MIDDLESEX WATER COMPANY
(Registrant)

/s/A. Bruce O’Connor
A. Bruce O’Connor
Vice President and Chief Financial Officer

Dated:    August 15, 2008

2

MIDDLESEX WATER COMPANY REPORTS
SECOND QUARTER 2008 FINANCIAL RESULTS

Statement of Capital Stock and Long-term Debt and Balance Sheet to Be
Restated For First Quarter 2008

ISELIN, NJ, (August 6, 2008)   Middlesex Water Company (NASDAQ:MSEX), a provider of water and wastewater and related services in New Jersey and Delaware, today reported higher operating revenues and net income for the quarter ended June 30, 2008 over the same period in 2007.
Second Quarter Operating Results
Consolidated operating revenues for the three months ended June 30, 2008 increased $1.3 million, or 5.9%, from the same period in 2007.  Revenues in the Middlesex system in New Jersey increased $1.3 million as a result of a 9.1% base rate increase implemented in October 2007. Middlesex revenues decreased $0.6 million due to lower water consumption in 2008.  Revenues improved $0.1 million in the Tidewater system in Delaware, largely due to an additional 1.62% rate increase from a Distribution System Improvement Charge that went into effect at the beginning of 2008.
Customer growth contributed $0.1 million to the overall revenue increase.  Fees charged for initial customer connections in the Tidewater system were $0.1 million lower in 2008 reflecting a slow-down in new residential and commercial development in Delaware.   Contract fees for managing the Perth Amboy water and wastewater systems were $0.2 million higher than the same period in 2007, due mostly to higher pass-through charges.  Revenues from non-regulated contract operations in Delaware increased $0.1 million due to growth in contract customers and increased sales of additional services.  Revenues from regulated wastewater operations in Delaware increased $0.1 million due to customer growth.  All other operations accounted for $0.1 million of additional revenues.
Net income increased 7.6% from $3.3 million to $3.6 million.   Diluted earnings per share were $0.26 and $0.24 for three months ended June 30, 2008 and 2007, respectively.
Operation and maintenance expenses for the three months ended June 30, 2008 increased $0.5 million or 4.9%.  Water production costs were $0.1 million higher due to higher costs for water, electric power, chemicals and disposal of residuals in New Jersey.  Operating costs for Tidewater Environmental Services Inc. increased $0.1 million due to acquisition of the Milton, Delaware municipal wastewater system during 2007 and an increased number of wastewater treatment facilities in operation in Delaware.   Operating costs for the Perth Amboy water and wastewater systems increased $0.2 million due to higher pass through-charges.  All other expense categories increased $0.1 million.
Middlesex Water Company CEO, Dennis W. Doll, said, “The slow pace of growth in the housing markets continues to impact the pace of new developer-projects in Delaware and other areas where we have identified further opportunities for growth. We are taking advantage of this period to work with developers in the planning and permitting of projects that are intended to move forward as economic conditions improve. In addition, we are devoting significant effort to examining our internal business processes and implementing technology to support those processes. These substantial managementinitiatives, along with efforts in the areas of training, safety and other areas, are all contributing to success in our ongoing pursuit of further operational excellence, customer satisfaction and shareholder value.”

Six Month Operating Results
Operating revenues for the six months ended June 30, 2008 increased $3.2 million or 7.8% from the same period in 2007. Operation and maintenance expenses increased $1.5 million or 6.6%. Net income increased $0.5 million or 9.5%. Diluted earnings per share were $0.41 and $0.37 for six months ended June 30, 2008 and 2007, respectively.
Statement of Capital Stock and Long-term Debt and Balance Sheet to Be Restated
Management has announced that the Company has filed an amended Form 10-Q for the quarterly period ended March 31, 2008 in order to correct certain long-term debt information. As part of its financial reporting process review, management has determined to amend the filing.  The restated Form 10-Q will amend the Condensed Statement of Capital Stock and Long-term Debt and Condensed Consolidated Balance Sheet as of March 31, 2008, for the reclassification of $15.0 million of long-term debt scheduled to mature in less than twelve months, namely February 1, 2009.  While the restatement does not have an impact on reported earnings, cash flows from operating activities or cash balances for the periods affected, the condensed consolidated financial statements issued in the original filing should not be relied upon because of the restatements to those financial statements. The Company has discussed with Beard Miller Company LLP, independent accountant, the matters disclosed in this filing.
Board Declares Quarterly Dividend
The Company’s Board of Directors declared a quarterly cash dividend of $0.1750 per share, payable September 2, 2008 to common shareholders as of August 15, 2008.  The Company has paid cash dividends in varying amounts continually since 1912.  Middlesex Water has a Dividend Reinvestment Plan under which dividends and optional cash payments can be used to purchase additional shares of Common stock.
About Middlesex Water Company
Middlesex Water Company, organized in 1897, provides regulated and unregulated water and wastewater utility services in New Jersey and Delaware through various subsidiary companies. For additional information regarding Middlesex Water Company, visit the Company’s Web site at www.middlesexwater.com or call (732) 634-1500.

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others,  our long-term strategy and expectations, the status of our acquisition program, the impact of our acquisitions, the impact of current and projected rate requests and the impact of our capital program on our environmental compliance. There are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements including: general economic business conditions, unfavorable weather conditions, the success of certain cost  containment initiatives, changes in regulations or regulatory treatment, availability and the cost of capital, the success of growth initiatives and other factors discussed in our filings with the Securities and Exchange Commission.

Contact:
Bernadette Sohler, Vice President – Corporate Affairs
Middlesex Water Company
1500 Ronson Road
Iselin, New Jersey  08830
www.middlesexwater.com

MIDDLESEX WATER COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007

Operating Revenues	$23,035	$21,745	$43,890	$40,732

Operating Expenses:
Operations	10,617	10,143	21,719	20,335
Maintenance	1,110	1,037	2,107	2,015
Depreciation	1,955	1,875	3,885	3,720
Other Taxes	2,528	2,411	5,008	4,662

Total Operating Expenses	16,210	15,466	32,719	30,732

Operating Income	6,825	6,279	11,171	10,000

Other Income (Expense):
Allowance for Funds Used During Construction	162	140	265	252
Other Income	277	282	518	508
Other Expense	(113)	(8)	(158)	(12)

Total Other Income, net	326	414	625	748

Interest Charges	1,806	1,698	3,323	3,081

Income before Income Taxes	5,345	4,995	8,473	7,667

Income Taxes	1,780	1,682	2,904	2,583

Net Income	3,565	3,313	5,569	5,084

Preferred Stock Dividend Requirements	62	62	124	124

Earnings Applicable to Common Stock	$3,503	$3,251	$5,445	$4,960

Earnings per share of Common Stock:
Basic	$0.26	$0.25	$0.41	$0.38
Diluted	$0.26	$0.24	$0.41	$0.37

Average Number of
Common Shares Outstanding :
Basic	13,269	13,191	13,262	13,184
Diluted	13,600	13,522	13,593	13,515

Cash Dividends Paid per Common Share	$0.1750	$0.1725	$0.3500	$0.3450